As filed with the Securities and Exchange Commission on July 24, 2009

                                                     Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 _______________

                          MEMORY LANE SYNDICATION, INC.
             (Exact name of registrant as specified in its charter)

                                     Florida
         (State or other jurisdiction of incorporation or organization)

                                      2741
            (Primary Standard Industrial Classification Code Number)

                                   20-2174014
                     (I.R.S. Employer Identification Number)

                5100 West Copans Road, Ste 810, Margate, FL 33063
                             (954) 974-5818 ext. 206
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

As soon as practicable after the effective date of this registration statement (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. Seethe definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]               Accelerated filer         [ ]
Non-accelerated filer   [ ]               Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

                                            Proposed    Proposed
                                             Maximum     Maximum
                                 Amount     Offering    Aggregate    Amount of
Title of Each Class of           Being      Price Per   Offering    Registration
Security Being Registered      Registered   Security      Price         Fee
----------------------------   ----------   ---------   ---------   ------------

Shares of common stock,
par value $.001 per share(3)    1,000,000   $ 0.04(1)   $  40,000       $  2

Shares of common stock,
par value $.001 per share(2)      600,000   $ 0.04(1)   $  24,000       $  1
                               ----------               ---------   ------------
Total                           1,600,000               $  64,000       $  3

(1) Calculated pursuant to Rule 457 under the Securities Act of 1933 arbitrarily set because of no trading history.

(2) Represents shares of the Registrant's common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

(3) Represents shares of the Registrant's common stock being registered for sale that will be issued from authorized yet unissued shares of the Registrant's common stock.









                           [Intentionally Left Blank]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                        1,600,000 Shares of Common Stock

This prospectus relates to 1,000,000 shares of common stock of MEMORY LANE SYNDICATION (MLS), INC. (the "Company"), a Florida corporation that may be sold from time to time by the Registrant. Only the Registrants offering of 1,000,000 shares may be sold 90 days after this registration statement becomes effective with the Securities and Exchange Commission and may, at its discretion, extend the offering for one additional 90 day period. The offering also includes 600,000 shares of our common stock held by current shareholders (selling stockholders) that is being registered. MLS will not receive any of the proceeds from the sale of stock by the Selling Stockholders.

The Selling Stockholders may sell their shares of common stock from time to time when and if a market develops.

MLS will receive the proceeds of the sale of the 1,000,000 shares of common stock included in this offering.

                Shares                               Net Proceeds   Net Proceeds
                Offered     Price    Underwriters       to be          to be
   Shares       to the       per     Discounts and     Received       Received
 Offered by     Public      Share     Commissions     Per Share        Total
------------   ---------   -------   -------------   ------------   ------------

The Company    1,000,000   $ 0.04       $ 0.00          $ 0.04        $ 40,000

Selling
Stockholders     600,000   $ 0.04       $ 0.00          $ 0.04        $ 24,000

None of our stock is now being publicly traded. When and if a public market develops. You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than.

             THE DATE OF THIS PROSPECTUS IS ________________, 2009.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 7. PLEASE READ THIS PROSPECTUS CAREFULLY

TABLE OF CONTENTS                                                       Page No.

SUMMARY OF OUR OFFERING.................................................    5
DESCRIPTION OF PROPERTY.................................................    7
SUMMARY OF OUR FINANCIAL INFORMATION....................................    8
RISK FACTORS............................................................    8
USE OF PROCEEDS.........................................................   16
DETERMINATION OF OFFERING PRICE.........................................   16
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................   16
PLAN OF DISTRIBUTION....................................................   19
LEGAL PROCEEDINGS.......................................................   20
STRATEGY AND SERVICE... ................................................   22
THE MARKET..............................................................   22
MANAGEMENT..............................................................   22
SALES AND MARKETING.....................................................   22
ADVERTISING.............................................................   22
COMPETITION.............................................................   23
STAFFING................................................................   23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............   23
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL..................   24
CODE OF BUSINESS CONDUCT AND ETHICS.....................................   28
BACKGROUND OF OFFICERS AND DIRECTORS....................................   28
EXECUTIVE COMPENSATION..................................................   28
PRINCIPAL STOCKHOLDERS..................................................   29
DESCRIPTION OF SECURITIES...............................................   31
REPORTING...............................................................   31
STOCK TRANSFER AGENT....................................................   31
STOCK OPTION PLAN.......................................................   31
LITIGATION..............................................................   31
LEGAL MATTERS...........................................................   31
EXPERTS.................................................................   31
FINANCIAL STATEMENTS....................................................   F-1

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______ , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY OF OUR OFFERING

You should read the entire prospectus, including "Risk Factors," our financial statements and the related notes thereto and the other documents to which this prospectus refers, before making an investment decision. In this prospectus, the terms MLS, "the Company," "we," "our" and "us" refer to MEMORY LANE
SYNDICATION, INC., a Florida corporation.

This prospectus relates to 1,000,000 shares of common stock of MEMORY LANE SYNDICATION, INC., "MLS"), a Florida corporation, that may be sold from time to time by the Registrant. The offering also includes 600,000 shares of our common stock held by current shareholders (selling stockholders) that is being registered. MLS will not receive any of the proceeds from the sale of stock by the Selling Stockholders.

The prices at which the Selling Stockholders may sell their shares registered hereby will be determined by the prevailing market price for the shares or pursuant to privately negotiated transactions. Information regarding the Selling Stockholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under "Selling Stockholders" and "Plan of Distribution" in this prospectus.

The Selling Stockholders, and any broker-dealer executing sell orders on behalf of the Selling Stockholders or MLS, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933. See "Plan of Distribution."

The Selling Stockholders may sell their shares of common stock from time to time at prevailing market prices.

MLS will receive the proceeds of the sale of 1,000,000 shares of common stock included in this offering.

No Minimum Amount of Offering. Because MLS's Offering has no minimum amount, it can close with only a small amount of proceeds raised. Thus, a purchaser will not know at the time of purchase whether MLS will be successful in undertaking the sale of all of the Shares offered hereby. As a result, the proceeds of the Offering may be insufficient to accomplish any of its objectives and MLS may have to borrow or otherwise raise additional funds to accomplish such objectives.

          1,000,000 shares of common stock are offered by the company.

Offering price per share by the         A price, if and when the company sells
company                                 the shares of common stock is set at
                                        $0.04.

Number of shares outstanding before     5,000,000 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      6,000,000 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed.

The minimum number of shares to be      None.
sold in this offering

Market for the common shares            There is no public market for the common
                                        shares. The price per share is $0.04. In addition, the offering price for the shares will remain $0.04 per share until such a time the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The company may sell at prevailing market prices only after the shares are quoted on either the OTC
                                        Bulletin Board or an exchange.

                                        MEMORY LANE SYNDICATION, INC. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if MEMORY LANE SYNDICATION, INC. common stock is quoted or granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may not be greater than or equal to the price in this offering.

Use of proceeds                         The company intends to use the proceeds
                                        from this offering to develop and
                                        complete the business and marketing
                                        plan, and for other general corporate
                                        and working capital purposes. The
                                        expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000 are being paid for by MEMORY LANE SYNDICATION, INC.

Termination of the offering             The offering will conclude when all
                                        1,000,000 shares of common stock have
                                        been sold, within 90 days after this
                                        registration statement becomes effective with the Securities and Exchange
                                        Commission and may, at its discretion,
                                        extend the offering for one additional
                                        90 day period.

Terms of the offering                   The company will determine when and how
                                        it will sell the common stock offered in this prospectus.

You should rely only upon the information contained in this prospectus. MEMORY LANE SYNDICATION, INC. has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by the selling security holders. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

SUMMARY INFORMATION ABOUT MEMORY LANE SYNDICATION, INC.

Memory Lane Syndication, Inc. ("MLS") incorporated in the State of Florida on January 14, 2005 to market its video and sound libraries, namely 130 color episodes of the 1970's "Howdy Doody" television show and original recordings of songs written by Fred Rogers known as "Songs From The Neighborhood - A Tribute To Mr. Rogers".

It is our intention to seek to re-establish the name and recognition value of our "Howdy Doody" intellectual library in a number of ways.

We have commenced initial marketing efforts directed toward sales of videos to consumers on our www.doodyville.com website. We expect to establish this type of marketing effort regardless of whether we are able to raise any significant amount of working capital.

Revenues to date have been nominal. There is no assurance that "MLS" will be successful in selling videos and, accordingly, there is no assurance that we will realize any substantive revenues.

We have not generated any significant revenues in the last two (2) years and our current activities have been limited to developing our new business plan. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

There is $324 cash on hand at March 31, 2009 in our corporate bank account. MEMORY LANE SYNDICATION, INC. currently has accounts payable and liabilities of $0 as of March 31, 2009. In addition MEMORY LANE SYNDICATION, INC. anticipates that the costs associated with this offering will be approximately $5,000. As of the date of this prospectus, we have not generated or realized any significant revenues ($794) from our business operations for the three (3) month period ended March 31, 2009. The following financial operation summarizes the more complete historical financial information as indicated on the audited financial statements we have filed with this prospectus.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other real properties. The company's office is located at 5100 West Copans Road, Ste 810, Margate, FL 33063 and our telephone number is 954-974-5818 ext. 206. Our fax number is 954-974-5720. Our Domain Name is www.memorylanesyndication.com. The business office is located at the office of Medianet Group Technologies, whose CEO, Martin Berns, provides office space to the company at no charge.

                      SUMMARY OF OUR FINANCIAL INFORMATION

                                    For the three        For the twelve
                                     Months Ended         Months Ended
                                    March 31, 2009      December 31, 2008
                                    --------------      -----------------

REVENUES
Sales ........................         $    794              $ 2,453
   Cost of Sales .............                0                  671
                                       --------              -------
   Gross profit ..............              794                1,782

      TOTAL OPERATING EXPENSES           20,889                   32
                                       --------              -------
Loss from operations .........          (20,889)               1,750
                                       --------              -------


BALANCE SHEET DATA:                          MARCH 31,      DECEMBER 31,
                                               2009             2008
                                             ---------      ------------

Working capital (DEFICIT)                      $ 204        $ (467,500)

Total current assets ..................        $ 324        $      780
Total assets ..........................        $ 324        $      780
Total current liabilities .............        $ 120        $  468,310
Total liabilities .....................        $ 120        $  468,310
Total shareholders' equity (deficit) ..        $ 324        $ (467,350)


                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the material risks for an investor regarding this offering. MLS should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF MEMORY LANE SYNDICATION, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN - AUDITOR'S GOING CONCERN

In their audit report dated December 31, 2008; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to MEMORY LANE SYNDICATION, INC. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

SINCE MEMORY LANE SYNDICATION, INC. ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY - RISKS RELATED TO OUR FINANCIAL CONDITION

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business mayfail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

SINCE WE LACK ANY CURRENT OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

MEMORY LANE SYNDICATION, INC. has not yet begun to execute its new business plan. Based upon current plans, we expect to incur operating losses in future periods. We will incur these losses due to expenses associated with developing the business plan.

We cannot guarantee that we will be successful in generating revenue in the future, or in raising funds through the sale of our shares, adequate to pay for our business operations and planned expenditures. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

AS OUR SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY BE UNABLE TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY. AS A RESULT, THERE MAY BE PERIODIC INTERRUPTIONS IN OUR OPERATIONS AND OUR BUSINESS COULD FAIL.

Martin Berns, our sole officer and director, has other outside business activities and is devoting only approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Martin Berns, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business.

SHOULD OUR SOLE OFFICER AND DIRECTOR LEAVE THE COMPANY, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

The company is entirely dependent on the efforts and abilities of its sole officer and director. The loss of our sole officer and director could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant the departure from service of our current sole officer and director. However, replacement personnel may be unavailable to us. Moreover, even if available, replacement personnel may not enable the company to operate profitably.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's sole officer and director will not abuse his discretion in making decisions, with respect to its affairs and other business decisions, is his fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

The company's management may retain independent contractors to provide services to the company. Those contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. The company does not maintain key person life insurance on its sole officer and director.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Developing and executing our business plan and may require a significant capital investment.

Debt or equity financing may not be available for us to do so, or if available may be too expensive. To start executing our planned service requires an initial investment of approximately $30,000, and we anticipate 12 months of operational losses at approximately $500 per month before we can generate adequate cash flow to cover operations.

IF WE EXPAND OUR OPERATIONS AND FAIL TO MANAGE THE RESULTING GROWTH EFFECTIVELY, OUR BUSINESS WILL BE HARMED.

Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on researching our market carefully, we may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. The combination of membership costs, maintenance of the web site, marketing expenses and shipping costs may exceed our revenues. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our marketing and distribution.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK - RISKS RELATED TO THIS OFFERING

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTORS WILL PAY MORE FOR "MEMORY LANE SYNDICATION, INC." COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

AS WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES. EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Further, even if a market develops, our common stock will be subject to price fluctuations and volatility.

The company cannot apply directly to be quoted on the OTC Bulletin Board. Additionally, the stock can be listed or traded only to the extent that there is interest by broker/dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. It is the company's intent to contact potential market makers for the OTC Bulletin Board after it has completed its primary offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event our shares are traded, and our stock trades below $5.00 per share our stock would be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

AS THE COMPANY HAS 100,000,000 AUTHORIZED COMMON SHARES, THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES DILUTING THE COMPANY'S CURRENT SHAREHOLDERS' EQUITY.

The company has 100,000,000 authorized common shares of which only 6,000,000 are currently outstanding and will be issued and outstanding if all the shares in this offering are sold. The company's management could, without the consent of the company's existing shareholders issue substantially more shares causing a large dilution in our current shareholders' equity position. Additionally, large share issuances by the company would generally have a negative impact on our share price. It is possible that due to additional share issuance you could lose a substantial amount or all of your investment.

AS OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 76% OF THE OUTSTANDING COMMON STOCK (63% IF ALL OFFERED SHARES ARE SOLD), INVESTORS MAY FIND DECISIONS MADE BY THE COMPANY'S SOLE OFFICER AND DIRECTOR CONTRARY TO THEIR INTERESTS.

The company's sole officer and director owns approximately 76% of our currently outstanding common stock (63% after this offering is completed). As a result, he will be able to decide who will be directors and control the direction of the company. Our sole officer and director's interests may differ from the interests of our other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of our business operations and his ability to continue to manage the business, in terms of the amount of time he is able to devote to the company.

IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

If we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, all funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. In this case, you will lose your investment and your funds will be used to pay creditors.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.04 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. MEMORY LANE SYNDICATION, INC.'s assets do not substantiate a share price of $0.04. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

You may never realize a return on your investment. THERE IS NO ASSURANCE THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY. To date, the company has limited operations and revenues. We have never earned a profit and there can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion of this Offering. If we fail to raise any or a sufficient amount of money in this offering, we may fail as a business. Even if we raise sufficient amount of funding in this Offering, there can be no assurance that our business model will succeed.

There can be no assurance that we will ever operate profitably, even if this offering is successful. Investors should not purchase shares in this offering unless they can afford to lose their entire investment.

Additionally, we face many risks inherent in a start-up business, including difficulties and delays frequently encountered in connection with the commencement of operations, operational difficulties and our potential underestimation of initial and ongoing costs.

Executing the business plan requires that we spend significant funds based entirely on our preliminary evaluation of the potential of the market. It is impossible to predict the success of our business before marketing starts. The ability of the company to generate revenues will depend upon a variety of unpredictable factors, including:

Because there may be a substantial delay between the completion of this offering and the business plan execution, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin to generate sales.

There is No Minimum Number of Shares we have to sell in this Offering. We are making this offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of Shares is not fully subscribed for.

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a nonissuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

If we do not execute our business plan on schedule or within budget, our ability to generate revenue may be diminished or delayed.

Our ability to adhere to our schedule and budget face many uncertainties

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY

As a public company, we incur significant legal, accounting and other expenses that a private company does not incur. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and stock exchanges have required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, as a result of becoming a public company, we need to create additional board committees and adopt additional policies regarding internal controls and disclosure controls and procedures. We will incur additional costs associated with public company reporting requirements and compliance with the internal controls of Section 404 of the Sarbanes-Oxley Act of 2002. We also expect these new rules and regulations will make it more difficult and more expensive for us to obtain directors' and officers' liability insurance. As a result, our general and administrative expenses will likely increase and it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive or in the conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                    USE OF PROCEEDS FROM SELLING STOCKHOLDERS

We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders. The proceeds from the sale of each Selling Stockholder's shares of common stock will belong to that Selling Stockholder.

                      USE OF PROCEEDS FROM COMPANY OFFERING

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04

The funds raised through this offering will be used to develop and complete the business and marketing plan.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by MEMORY LANE SYNDICATION, INC. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.04 per share. This price is significantly greater than the price paid by the company's sole officer and director and other shareholders for common equity on March 27, 2009. The company's sole officer and director and other shareholders paid $0.015 per share, a difference of $0.025 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Financial Position of the COMPANY IF ALL SHARES ARE SOLD
---------------------------------------------------------
   Price per share ...............................................  $     0.04
   Net tangible book value per share before offering .............  $    0.000
   Potential gain to existing shareholders .......................  $    0.007
   Net tangible book value per share after offering ..............  $    0.007
   Increase to present stockholders in net tangible book value
     per share after offering ....................................  $    0.007
   Capital contributions .........................................  $   40,000
   Number of shares outstanding before the offering ..............   5,000,000
   Number of shares after offering held by existing stockholders .   5,000,000
   Percentage of ownership after offering ........................          83%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
---------------------------------------------------------
   Price per share ...............................................  $     0.04
   Dilution per share ............................................  $    0.033
   Capital contributions .........................................  $   40,000
   Percentage of capital contributions ...........................         100%
   Number of shares after offering held by public investors ......   1,000,000
   Percentage of ownership after offering ........................          17%*

* The calculations above do not consider any effect of the selling shareholders in this offering since the company does not receive any of the proceeds from the selling shareholders.

THE OFFERING BY THE COMPANY

MEMORY LANE SYNDICATION, INC. is registering 1,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Martin Berns, owns 3,800,000 common shares and other shareholders own 1,200,000 common shares for a total of 5,000,000 common shares outstanding at June 10, 2009. All 5,000,000 common shares are subject to Rule 144 restrictions. There are currently forty-four (44) shareholders of our common stock.

The company is hereby registering 1,000,000 common shares. The price per share is $0.04 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

In the event the company receives payment for the sale of their shares, MEMORY LANE SYNDICATION, INC. will receive all of the proceeds from such sales. MEMORY LANE SYNDICATION, INC. is bearing all expenses in connection with the registration of the shares of the company.

                              SELLING STOCKHOLDERS

The following list of shareholders and their shares of common stock to be sold are as follows:

                            Shares owned
                            Prior to the    Shares to     Shares      Retained
Shareholder Name             Offering        be Sold     retained    % ownership
-----------------------     ------------    ---------    --------    -----------
Steve Shnider .........          180,000       90,000      90,000    2.25 (1)
Steve Shnider -
C/F Ryan Shnider ......           45,000       22,500      22,500    *
Steve Shnider -
C/F Alex Shnider ......           45,000       22,500      22,000    *
Cory Adelstein ........          180,000       90,000      90,000    2.25 (1)
Cory Adelstein -
C/F Logan Adelstein ...           45,000       22,500      22,500    *
Cory Adelstein -
C/F Kiley Adelstein ...           45,000       22,500      22,500    *
Stuart Adelstein ......           10,000        5,000       5,000    *
Alfred Fernandez ......           20,000       10,000      10,000    *
Eric Jacobs ...........           10,000        5,000       5,000    *
Jodi Berns** ..........           72,000       36,000      36,000    *
Stacey Berns** ........           72,000       36,000      36,000    *
Herb Zimmerman ........           10,000        5,000       5,000    *
Lon Zimmerman .........           10,000        5,000       5,000    *
Esther Adelstein ......           10,000        5,000       5,000    *
Eugene Berns** ........           36,000       18,000      18,000    *
Stefanie Kitzes .......           10,000        5,000       5,000    *
Wendy Jacobs ..........           10,000        5,000       5,000    *
David Jacobs ..........           10,000        5,000       5,000    *
Stacie Zide ...........           10,000        5,000       5,000    *
Ellie Adelstein .......           10,000        5,000       5,000    *
Lida M. Tobon-Fernandez           10,000        5,000       5,000    *
Alfred Fernandez III ..           10,000        5,000       5,000    *
Jessica  A.Fernandez ..           10,000        5,000       5,000    *
Alfred Fernandez ......
C/F Stephanie Fernandez           10,000        5,000       5,000    *
Gayle Jacobs ..........           10,000        5,000       5,000    *
Liz Jacobs ............           10,000        5,000       5,000    *
Daryl Zimmerman .......           10,000        5,000       5,000    *
Casey Zimmerman .......           10,000        5,000       5,000    *
Cheryl Berns** ........           36,000       18,000      18,000    *
Justin Berns** ........           36,000       18,000      18,000    *
Todd Berns** ..........           36,000       18,000      18,000    *
Ken Zide ..............           10,000        5,000       5,000    *
Robert Hussey .........           10,000        5,000       5,000    *
Deborah Hussey ........           10,000        5,000       5,000    *
Lloyd Hussey ..........           10,000        5,000       5,000    *
Melanie Hussey ........           10,000        5,000       5,000    *
Jeffrey Hussey ........           10,000        5,000       5,000    *
Heather Hussey ........           10,000        5,000       5,000    *
Stephen H. Corn .......           10,000        5,000       5,000    *
Andrea Corn ...........           10,000        5,000       5,000    *
B.J. Buntrock .........           10,000        5,000       5,000    *
Ronald Ishoy ..........           10,000        5,000       5,000    *
Island Capital
Management LLC ........           62,000       31,000      31,000    *
                            ------------    ---------    --------
Total .................        1,200,000      600,000     600,000

_________
(1) Includes common shares held in the name of minor children
*   Less then 1%
** Eugene Berns, Cheryl Berns, Stacey Berns, Jodi Berns, Todd Berns and Justin Berns are related to our sole officer and director, Martin Berns and deemed independent as defined with the Securities and Exchanged Commission.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Martin Berns, our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 1,000,000 shares of common stock have been sold, within 90 days after this registration statement becomes effective with the Securities and Exchange Commission and may, at its discretion, extend the offering for one additional 90 day period.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within 90 days after this registration statement becomes effective with the Securities and Exchange Commission and may, at its discretion, extend the offering for one additional 90 day period.

In connection with their selling efforts in the offering, Martin Berns will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Martin Berns is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Martin Berns will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Martin Berns is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Martin Berns will continue to primarily perform substantial duties for us or on our behalf other than in connection with transactions in securities. Martin Berns has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

5,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 1,000,000 shares of its common stock for possible resale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

MEMORY LANE SYNDICATION, INC. will receive all proceeds from the sale of the shares By the company. The price per share is $0.04 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. However, MEMORY LANE SYNDICATION, INC. common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the company or by agreement between the company and any purchasers of our common stock.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

MEMORY LANE SYNDICATION, INC. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

INTRODUCTION

Memory Lane Syndication, Inc. ("MLS") incorporated in the State of Florida on January 14, 2005 to market its video and sound libraries, namely 130 color episodes of the 1970's "Howdy Doody" television show and original recordings of songs written by Fred Rogers known as "Songs From The Neighborhood - A Tribute To Mr. Rogers".

MLS was formed as a wholly-owned subsidiary of MediaNet Group Technologies, Inc.
(MEDG), a publicly held company. From 2005 to 2007, we were operated as a full functioning company. In the first quarter of 2008, the board of directors of MEDG decided to focus their primary efforts on its main business of their Rewards and Loyalty programs and determined MLS would remain inactive for a period of time. Our sole officer and director, Martin Berns, was the chairman of the board of the directors and the chief executive officer of both MEDG and MLS. On March 27, 2009, MEDG sold one hundred percent (100%) of MLS to Martin Berns. Martin Berns is currently the chairman of the board and chief executive officer of both MEDG and MLS.

It is our intention to seek to re-establish the names and recognition value of our "Howdy Doody" and "Mr. Rogers" intellectual library in a number of ways including the video, dvd and cd markets.

WE DO NOT OWN OR REPRESENT ANY MERCHANDISING RIGHTS WHATSOEVER TO THE INTELLECTUAL PROPERTIES KNOWN AS "HOWDY DOODY" AND "MR. ROGERS".

We have commenced marketing efforts directed toward sales of videos to consumers on our www.doodyville.com website. We expect to be able to continue with this type of marketing effort regardless of whether we are able to raise any significant amount of working capital.

Revenues to date (June 15, 2009) have been nominal over the last three (3) years. There is no assurance that "MLS" will be successful in selling videos, dvds, cds and, accordingly, there is no assurance that we will realize any substantive revenues in the future.

We have not generated any significant revenues to date and our activities have been limited to developing a new Business Plan. We will not have the necessary capital to develop our Business Plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See "Managements Discussion and Analysis Plan of Operations" and "Liquidity and Capital Resources."

The following description of our business is intended to provide an understanding of our Company and the direction of our strategy.

                             INTELLECTUAL PROPERTIES

THE "HOWDY DOODY" LIBRARY

We commenced operations of Memory Lane Syndication in January 2003 with the acquisition of the 130 color episodes of the 1970's "Howdy Doody" Show. The "Howdy Doody" library was executive-produced by Buffalo Bob Smith under an agreement with the National Broadcast Company (NBC). When we acquired the library, it was fully acknowledged that we were not acquiring any merchandising rights whatsoever. Each episode of the library was approximately 23 minutes in length having a theme that lasted for the broadcast week of 5 days. It is our intention to seek to re-establish the name and recognition value of our "Howdy Doody" intellectual library in a number of ways.

We have on-going marketing efforts directed toward sales of videos (VHS Tapes and DVDs)to consumers on our www.doodyville.com website. We expect to be able to continue with this type of marketing effort regardless of whether we are able to raise any significant amount of working capital. The suggested retail price for direct sales on the web is $7.49 and higher for an 86-minute VHS video and DVD box set, respectively

We are also contacting television and radio stations relative to airing the shows on a daily or weekly basis. If the shows are accepted, our compensation may be in the form of money or an exchange for advertising time. At March 31, 2009, we have not been able to sign agreements for broadcast television and radio stations.

Songs From The Neighborhood - A Tribute To Mr. Rogers

The CD (Songs From The Neighborhood) won the distinguished GRAMMY AWARD on February 8, 2006 as the best children's music album as well as a Dove award, the Creative Child Award - Creative Child magazine, Parents' Choice - Parent's Choice Foundation and the 2006 Notable Children's Recordings from the Association of Library Service To Children.

The CD (consisting of 13 individual songs) written by Mr. Rogers (Songs From The Neighborhood) and sung by individual named artists in 2005, as listed below:

         SONG / ARTIST
         -------------
         Won't You Be My Neighbor? / Jon Secada
         It's You I Like / Amy Grant
         It's Such A Good Feeling / BJ Thomas
         What Do You Do? / John Pizzarelli
         This Is Just The Day / Maureen McGovern
         Sometimes / Bobby Caldwell
         Did You Know? / Crystal Gale
         Just For Once / Toni Rose
         Let's Think of Something To Do While We're Waiting / Ricky Skaggs Are You Brave? / Donna Summer
         Won't You Be My Neighbor? / Roberta Flack
         Thank You For Being You / Ensemble

                              STRATEGY AND SERVICE

We have established through market research that there is an extensive market for children's video DVDs and CDs. Our library primarily consisting of a CD (Mr. Rogers - Songs From the Neighborhood) and 130 colored episodes of "Howdy Doody", a television show that was introduced to the U.S. television market in the 1950's. Our specific episodes of "Howdy Doody" were produced in color in the 70's. The main characters in this television series was a puppet ("Howdy Doody") and a person (Buffalo Bob). "MLS" has a library that was co-produced by Buffalo Bob in the early 1970's, having being produced in full color on 1 (one) inch tape and converted to a format for rebroadcasting and DVD duplication in the early 2000's.

                                   THE MARKET

Both the libraries of "Howdy Doody" and "Songs From The Neighborhood" have been inactive in excess of two (2) years. "MLS" plans to implement its new business plan whereby these libraries can be reintroduced in both domestic and foreign territories including DVD and CD sales.

                                   MANAGEMENT

It is intended that our President will provide all the labor for the company initially and then hiring either employees or using independent contractors as sales growth demands.

                               SALES AND MARKETING

We intend to hire independent contractors to market our "Howdy Doody" library and "Songs From The Neighborhood. We believe we can do this in an economical and effective manner.

                                   ADVERTISING

Advertising will be done primarily through internet search engines and independent contractors. There are independent entities that have effective experience in the utilization of pay-per-click advertising through the internet process, including methods of improving "web presence" on search engines by means without the need for pay-per-click. Additionally, "MLS" plans to engage independent distributors for representation of our libraries that have specific expertise in DVD and CD marketing as it applies to "MLS's" libraries.

                                   COMPETITION

We have many competitors that have more experience, capital and management than us. If you compare out libraries to others in the industry, we are a very minor player for similar products. Many of our competitors are publicly held have cross-marketing plans including radio, television, theme parks, etc whereby our competitors can truly market a product more efficiently and professionally as compared to us.

                                    STAFFING

As of June, 2009, MEMORY LANE SYNDICATION, INC. has no permanent staff other than its sole officer and director, Martin Berns, who is the President and Chairman of the company. Martin Berns has the flexibility to work on MEMORY LANE SYNDICATION, INC. up to 10 to 25 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

                       EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, MEMORY LANE SYNDICATION, INC. has no employees other than its current sole officer and director, Martin Berns, who has not been compensated. There are no employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's director.

During the initial implementation of our marketing strategy, the company intends to hire independent consultants to develop and market its website, rather than hire full time website development, marketing and maintenance employees.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are implementing a new business plan to market our existing libraries. We have not yet generated or realized any significant revenues during the past three (3) years from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our products to customers. Accordingly, we must raise cash from sources other than revenues generated such as from the proceeds of loans we undertake.

The Company is a operational entity and evaluates performance based on several factors including revenues and operating expenses. The following table summarizes our performance as a operating company for the fiscal years ended December 31, 2008 and 2007.

                                                    December 31,    December 31,
                                                        2008            2007
                                                    ------------    ------------
Revenues
   Total Gross Revenues .....................       $     8,482     $    23,399

Cost of Goods Sold ..........................             2,241           8,236

Gross Profit ................................             6,241          15,163

Operating Expenses
   Sales and marketing ......................                 0           2,827
   Professional Fee .........................             5,500               0
   Impairment loss ..........................                 0         101,357
   Payroll expense ..........................                 0           3,918
   Other general and administrative .........               310           4,346
      Total Operating Expenses ..............             5,810         112,448

Total income (Loss) from operations .........       $       431     $   (97,285)

Basic diluted net income (loss) per share ...       $       0.0     $     (0.02)

Weighted average number of shares outstanding         5,000,000       5,000,000
                                                    ===========     ===========

The decrease of operating costs ($106,638) for the fiscal year ending December 31,2008 as compared to the fiscal year ending December 31, 2007 was primarily the result of a impairment loss incurred in the fiscal year ending in December 31, 2007. For both years ended December 31, 2008 and 2007, our company liquidated the existing inventories which generated approximately $6,000 of gross profit for 2008 and $15,000 for 2007.

  LIMITED OPERATING HISTORY IN PAST TWO (2) YEARS; NEED FOR ADDITIONAL CAPITAL

There is no recent or significant historical financial information about us upon which to base an evaluation of our performance during the past two (2) years. MEMORY LANE SYNDICATION, INC. was incorporated in the State of Florida on January 14, 2005; we are a attempting to implement a new business plan to market out intellectual property libraries. We have not generated any recent revenues from our operations. We cannot guarantee we will be successful in implementation our new business plan and/or business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business, marketing plan, and execute the plans. Our sole officer and director undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve (12) month period partially through this offering and will seek alternative financing through means such as borrowings from institutions or private individuals.

                                PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital in order to complete the Business and Marketing Plan and to commence the execution.

From January, 2009, the majority of the company's time has been spent refining its business plan and marketing, conducting industry research, and preparing for a primary financial offering.

                         LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any significant revenues from our new business plan. On March 27, 2009, MediaNet Group Technologies, Inc. sold 100% of Memory Lane Syndication, Inc. to Martin Berns and others. At March 31, 2009, Martin Berns (our sole officer and director) owned 3,800,000 shares and forty-three (43) entities were issued an additional 1,200,000 shares.

As we anticipate needing a minimum of $30,000 in order to execute our new business plan in a meaningful way over the next year, the available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our Business and Marketing Plan. We anticipate that receipt of such financing may require granting a security interest in inventories, but are willing to grant such interest to secure the necessary funding.

For the three (3) months ended March 31, 2009 we have spent a total of $20,889 in general operating expenses. We raised the cash amounts used in these activities from our officer. Our sole officer and director has agreed to provide the company up to a maximum amount of $5,000 for operating expenses to be funded from time to time as required by the company.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $200,000 in funding is obtained or until we have achieved $200,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space leased by our sole officer and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the agreement of our officer, management believes that and assuming that we do not commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.

We will need cash for completing the business and marketing plan. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $30,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address           Age      Position(s)
---------------------      ---      -----------
Martin Berns                72      President, Secretary/ Treasurer
5100 West Copans Road               Principal Executive Officer
Suite 710-810                       Principal Financial Officer and sole member
Margate, FL 33063                   of the Board of Directors

The person named above has held his offices/positions since January, 2005 and is expected to hold his offices/positions until the next annual meeting of our stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

   o understands generally accepted accounting principles and financial statements,

   o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

   o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

   o  understands internal controls over financial reporting, and

   o  understands audit committee functions.

Our Board of Directors is comprised of individuals who were integral to our formation and who are involved in our day to day operations. While we would prefer that one or more of our directors be an audit committee financial expert, none of these individuals who have been key to our development have professional backgrounds in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address Board of Directors ' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our Board of Directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our Board of Directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                       CODE OF BUSINESS CONDUCT AND ETHICS

In September 2008, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our President and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

   o  honest and ethical conduct,

   o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

   o  compliance with applicable laws, rules and regulations,

   o  the prompt reporting violation of the code, and

   o  accountability for adherence to the code.

                      BACKGROUND OF OFFICERS AND DIRECTORS

MARTIN BERNS, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

                                     RESUME
                                  MARTIN BERNS

MARTIN A. BERNS has been Chairman and Chief Executive Officer of the Company since January 2003 and a co-founder of our company. He has been a Director and Chief Executive Officer of the Company since its organization. Mr. Berns has been the chief architect of the Company's business plan, business model and BSP Rewards program.

CONFLICTS OF INTEREST

The only conflict that we foresee is Martin Berns' devotion of time to projects that do not involve us. In the event that Martin Berns ceases devoting time to our operations, he has agreed to resign as an officer and director.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

We did not pay any salaries in 2009, 2008 and 2007. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

                     REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the remuneration of our sole director and officer for the period from January 1, 2007 to June 15, 2009.

                                 CAPACITIES IN WHICH AGGREGATE
NAME OF INDIVIDUAL               REMUNERATION WAS RECEIVED
------------------               -----------------------------
Martin Berns                     Sole Executive Officer and             $0
                                 Director

We have no employment agreements with our sole Executive Officer and Director. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

Mrs. Martin Berns, a member of our Board of Directors, is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, MEMORY LANE SYNDICATION, INC. has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                               Number             Percentage
                                               of Shares          of ownership
                                               after offering     after offering
                                               assuming all       assuming all
Name and address          Number of Shares     of the shares      of the shares
Beneficial Ownership      Before Offering      are sold           are sold
--------------------      ----------------     --------------     --------------

Martin Berns (1)                 3,800,000          3,800,000          63%
7076 Spyglass Avenue
Parkland, FL  3307

All Officers and                 3,800,000          3,800,000          63%
Directors as a Group
(1 person)
_________

(1) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Martin Berns is the only "promoter" of our company.

On March 27, 2009, a total of 5,000,000 shares of common stock were issued including 3,800,000 shares to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 1,000,000 of its common shares, in addition to the 5,000,000 shares currently issued and outstanding. The price per share is $0.04 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The company may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange (please see "Plan of Distribution" below).

In the event the company receives payment for the sale of their shares (1,000,000 common shares) MEMORY LANE SYNDICATION, INC. will receive all of the proceeds from such sales. MEMORY LANE SYNDICATION, INC. is bearing all expenses in connection with the registration of the shares of the company and selling shareholders. MEMORY LANE SYNDICATION, INC. does not receive any of the proceeds from the selling shareholders (600,000 common shares).

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of shares is one hundred million (100,000,000). The authorized common stock is one hundred million (100,000,000) shares with a par value of $.001 for an aggregate par value of one hundred thousand dollars ($100,000).

   o have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   o and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, MEMORY LANE SYNDICATION, INC. will act as its own transfer agent.

                                STOCK OPTION PLAN

The Board of Directors of MEMORY LANE SYNDICATION, INC. has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. MEMORY LANE SYNDICATION, INC. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                  LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by amendment.

                                     EXPERTS

The financial statements at December 31, 2008 and 2007 have been audited by Lake & Associates LLC, as set forth in their report included in this prospectus.

                          MEMORY LANE SYNDICATION, INC.

                         UNAUDITED FINANCIAL STATEMENTS

      FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND AS OF DECEMBER 31, 2008



                                    CONTENTS



Unaudited Financial Statements

Balance Sheets ..........................................................    F-2

Statements of Operations ................................................    F-3

Statements of Cash Flows ................................................    F-4

Notes to Financial Statements ...........................................  F-5-8

                          MEMORY LANE SYNDICATION, INC.

                                 BALANCE SHEETS
                   AS OF MARCH 31, 2009 AND DECEMBER 31, 2008

                                     ASSETS

                                           MARCH 31, 2009     DECEMBER, 31, 2008
                                            (UNAUDITED)           (AUDITED)
                                           --------------     ------------------
Current Assets
  Cash and cash equivalents ........         $       324         $       780

                                             -----------         -----------
Total current assets ...............                 324                 780

                                             -----------         -----------
Total assets .......................         $       324         $       780
                                             ===========         ===========

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
  Accounts payable .................         $       120         $         -

                                             -----------         -----------
Total current liabilities ..........                 120                   -

Loans payable - related party ......                   -             468,310
                                             -----------         -----------
Total liabilities ..................                 120             468,310

Stockholder's deficit:
  Common stock: par value $.001;
   100,000,000 shares authorized;
   5,000,000 and 1,000 shares issued
   and outstanding at March 31, 2009
   and at December 31, 2008,
   respectively ....................         $     5,000         $         1

  Additional paid in capital .......           1,355,535             872,704
  Accumulated deficit ..............          (1,360,331)         (1,340,235)
                                             -----------         -----------
Total stockholder's equity (deficit)                 204            (467,530)
                                             -----------         -----------
Total liabilities and stockholder's
  equity (deficit) .................         $       324         $       780
                                             ===========         ===========

    The accompanying notes are an integral part of these financial statements

                          MEMORY LANE SYNDICATION, INC.

                            STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
                                   (UNAUDITED)

                                                          2009            2008
                                                       ---------       ---------

SALES ...........................................      $     794       $   2,453
COST OF GOODS SOLD ..............................              -             671
                                                       ---------       ---------

GROSS PROFIT (LOSS) .............................            794           1,782

EXPENSES

  Consulting fees ...............................         20,570               -
  Other general & administrative ................            319              32

                                                       ---------       ---------
Total expenses ..................................         20,889              32
                                                       ---------       ---------

Net loss before other income and expenses .......        (20,096)          1,750

OTHER INCOME AND EXPENSES .......................              -               -

Total other income and expenses .................        (20,096)              -
                                                       ---------       ---------

Net income ......................................      $ (20,096)      $   1,750
                                                       =========       =========
Basic and diluted net income per share ..........          (0.00)           1.75
                                                       =========       =========
Weighted average number of shares outstanding ...        223,222           1,000
                                                       =========       =========

    The accompanying notes are an integral part of these financial statements

                          MEMORY LANE SYNDICATION, INC.

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
                                   (UNAUDITED)

                                                             2009         2008
                                                           --------     --------
Cash Flow from operating activities:
Net loss ..............................................    $(20,096)    $  1,750

Adjustments to reconcile net income to net cash
 provided by operating activities:
   Stock issued for services ..........................      19,520            -
Changes in operating assets and liabilities:
   Increase (decrease) in accounts payable ............         120            -

                                                           --------     --------
Net cash provided (used) by operating activities ......        (456)       1,750
                                                           --------     --------

Cash Flow from investing activities: ..................           -            -
                                                           --------     --------
   Net cash provided (used) in investing activities ...           -            -
                                                           --------     --------

Cash Flow from investing activities: ..................           -            -
                                                           --------     --------
   Net cash provided (used) in financing activities ...           -            -
                                                           --------     --------

Net increase (decrease) in cash .......................        (456)       1,750
Cash at beginning of year .............................         780        6,078
                                                           --------     --------

Cash at end of year ...................................    $    324     $  7,828
                                                           ========     ========

Supplemental disclosures of cash flow information:
Cash paid for interest ................................    $      -     $      -
                                                           ========     ========
Cash paid for income taxes ............................    $      -     $      -
                                                           ========     ========

    The accompanying notes are an integral part of these financial statements

                          MEMORY LANE SYNDICATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

1. ORGANIZATION

On January 14, 2005 Memory Lane Syndication, Inc. (the "Company") was incorporated in the state of Florida as a 100% wholly owned subsidiary of MediaNet Group Technologies, Inc. The Company, in 2005 acquired ownership of 130 color episodes of the 1970's Howdy Doody television show. Subsequently, in 2005, the Company produced a combination CD/DVD known as Songs from the Neighborhood / The Music of Mister Rogers . On March 27, 2009, MediaNet Group Technologies, Inc. sold 100% to a related party (Martin Berns). On March 31, 2009, the company's Article of Incorporation was amended whereby 100,000,000 common shares were authorized for issuance.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

The Company's financial statements are prepared using the accrual method of accounting, in accordance with accounting principles generally accepted in the United States of America.

PROPERTY AND EQUIPMENT

Property and equipment are depreciated over their estimated useful lives. Assets financed under capital leases are amortized over their estimated useful lives, or the lease term, whichever is shorter. Depreciation and amortization are computed using straight-line methods over an estimated life of three to fifteen years.

REVENUE RECOGNITION

Revenue is recognized when products are delivered to purchasers. Revenues recognized relating to licensing agreements totaled $794 for the three months ended in March 31, 2009 and $2,453 for the three months ended March 31, 2008. The revenue from the Howdy Doody episodes are recognized in accordance with Statement of Position ("SOP") 00-2, Accounting by Producers or Distributors of Films. The SOP specifies that revenue is to be recognized when all of the following conditions are met:

   1. Persuasive evidence of a sale or licensing arrangement with a customer exists.

   2. The film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery.

   3. The license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale.

   4. The arrangement fee is fixed or determinable.

   5. Collection of the arrangement fee is reasonably assured.

                          MEMORY LANE SYNDICATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

In cases where the Company's fee is based on percentage Agreements or share of a customer's revenue from the exploitation of the Howdy Doody episodes and the Songs from the Neighborhood/The Music of Mr. Rodgers (CD/DVD), the Company recognizes revenue as the customer exploits the episodes and the Company meets all of the other revenue recognition conditions. In those circumstances the Company receives reports from the customers on a periodic basis and uses those reports as the basis for recording revenue.

AMORTIZATION AND IMPAIRMENT OF FILM LIBRARY

The Company amortizes the License and Agreement asset to the Howdy Doody films using the individual-film-forecast-computation method, in accordance with SOP 00-2, which amortizes or accrues (expenses) such costs in the same ratio that current period actual revenue (numerator) bears to estimate remaining unrecognized ultimate revenue as of the beginning of the current fiscal year (denominator). The Company began amortization of the capitalized film library in 2004, when the Company began to recognize revenue from the Howdy Doody tapes. There was no amortization related to the film library for years ended December 31, 2008 and three month ended March 31, 2009 since the remaining value of the asset was written off as an impairment loss.

During the course of the Company's strategic review of its entertainment properties, specifically its Howdy Doody film library, the Company assessed the recoverability of the carrying value of this asset which resulted in impairment losses of $101,357 for the year ended 2007. This loss reflects the amount by which the carrying value of this asset exceeds the estimated fair value, determined by its estimated future discounted cash flows. The impairment loss is recorded as a component of "Operating expenses" in the Statement of Operations.

INVENTORY

At March 31, 2009 & December 31, 2008, inventory was zero ($0) because management determined that was a correct valuation as determined by "lower cost or market".

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("FAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is not considered to be more likely than not.

                          MEMORY LANE SYNDICATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because it has experienced a net operating loss since inception, and has taken a full valuation allowance against all deferred tax assets.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with original maturity of three months or less to be cash equivalents.

ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities, as well as footnote disclosures included in the financial statements and accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements. Estimates that may change significantly in the near term include fair values of financial instruments, and contingencies, if any.

3. RECENT ACCOUNTING PRONOUNCEMENTS

In April 2009, the FASB issued FSP SFAS 157-4, "Determining Whether a Market Is Not Active and a Transaction Is Not Distressed," ("FSP FAS 157-4"). FSP FAS 157-4 provides guidelines for making fair value measurements more consistent with the principles presented in SFAS 157. FSP FAS 157-4 provides additional authoritative guidance in determining whether a market is active or inactive, and whether a transaction is distressed, is applicable to all assets and liabilities (i.e. financial and nonfinancial) and will require enhanced disclosures. This standard is effective for periods ending after June 15, 2009. The Company is evaluating the impact that this standard will have on the Company's financial position and results of operations.

In April 2009, the FASB issued FSP SFAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments," ("FSP FAS 107-1 and APB 28-1"). FSP FAS 107-1 and APB 28-1 amends SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," to require disclosures about fair value of financial instruments in interim as well as in annual financial statements. FSP FAS 107-1 and APB 28-1 also amends APB Opinion No. 28, "Interim Financial Reporting," to require those disclosures in all interim financial statements. This standard is effective for periods ending after June 15, 2009. The Company is evaluating the impact that this standard will have on the Company's financial position and results of operations.

The Company does not expect the adoption of recent accounting pronouncements to have any material impact on its financial condition or results of operations..

                          MEMORY LANE SYNDICATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

4. GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek capital as a means of financing its operations.

5. RELATED PARTIES

In January 2005, the Company was formed and incorporated having as sole shareholder of MediaNet Group Technologies, Inc. (Parent). MediaNet Group Technologies, Inc., ("Parent "), was incorporated under the laws of the State of Nevada on June 4, 1999.

The Parent Company has made advances for time to time to the company. Accordingly at March 27, 2009, advances of $467,270 were made to the company which were subsequently eliminated when the parent company sold 100% of the company's common stock to Martin Berns. Martin Berns was and currently is the Chief Executive Officer of the parent and from inception of the company was its' chief executive officer.

6. DEBT EXTINGUISHMENT

On March 27, 2009, MediaNet Group Technologies, Inc. (formerly the Parent of the company) sold all of its shares in the company to Martin Berns. The agreement states that the parent company settles in full any and all debt owed from the company. At March 27, 2009, the company owed the parent $467,270 which was forgiven pursuant to agreement. The company recorded this debt forgiveness as an additional paid-in-capital.

7. EQUITY

On March 31, 2009, the company's Article of Incorporation was amended whereby 100,000,000 common shares (par value $0.001) were authorized for issuance.

8. SUBSEQUENT EVENTS

On April 1, 2009, the Board of Directors approved the filing of Form S-1 with The Securities and Exchange Commission. Additionally, the company has hired an independent contractor to coordinate and consult various financial matters including, but not limited to filings with The Securities and Exchange Commission.

                          MEMORY LANE SYNDICATION, INC.

                          AUDITED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007



                                    CONTENTS



Independent Auditors' Report............................................    F-10

Audited Financial Statements

Balance Sheets .........................................................    F-11

Statements of Operations................................................    F-12

Statements of Cash Flows................................................    F-13

Statement of Stockholder's Deficit......................................    F-14

Notes to Financial Statements .......................................... F-15-21

                                                        LAKE & ASSOCIATES, CPA'S

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Memory Lane Syndication, Inc.
Margate, Florida

We have audited the accompanying consolidated balance sheet of Memory Lane Syndication, Inc. (the "Company") as of December 31, 2008 and 2007 and related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Memory Lane Syndication, Inc. (a Florida corporation) as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 4, the Company has incurred an operating loss and continues to incur losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lake & Associates CPA's LLC

Lake & Associates, CPA's LLC
Boca Raton Florida
June 4, 2009

                                                  20283 State Road 7 Suite #300.
                                                        Boca Raton Florida 33498
                                                                    561-982-9874
                                                                Fax 561-982-7985

                          MEMORY LANE SYNDICATION, INC.

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2008 AND 2007

                                     ASSETS

                                                         2008           2007
                                                     -----------    -----------

Current Assets
   Cash and cash equivalents .....................   $       780    $     6,135

                                                     -----------    -----------
Total current assets .............................           780          6,135

                                                     -----------    -----------
Total assets .....................................   $       780    $     6,135
                                                     ===========    ===========

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:

   Accounts payable ..............................   $         -    $        60

                                                     -----------    -----------
Total current liabilities ........................             -             60

Loans payable - related party ....................       468,310        474,036
                                                     -----------    -----------
Total liabilities ................................       468,310        474,096

Stockholder's deficit:
   Common stock: par value $.01:
     1,000 shares authorized
     1,000 shares issued and outstanding .........            10             10
   Additional paid in capital ....................       872,695        872,695
   Accumulated deficit ...........................    (1,340,235)    (1,340,666)
                                                     -----------    -----------
Total stockholder's deficit ......................      (467,530)      (467,961)
                                                     -----------    -----------
Total liabilities and stockholder's deficit ......   $       780    $     6,135
                                                     ===========    ===========

    The accompanying notes are an integral part of these financial statements

                          MEMORY LANE SYNDICATION, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

                                                            2008         2007
                                                         ---------    ---------

SALES ...............................................    $   8,482    $  23,399
COST OF GOODS SOLD ..................................        2,241        8,236
                                                         ---------    ---------

GROSS PROFIT ........................................        6,241       15,163

EXPENSES
   Sales and marketing ..............................            -        2,827
   Professional fees ................................        5,500            -
   Impairment loss ..................................            -      101,357
   Payroll expenses .................................            -        3,918
   Other general & administrative ...................          310        4,346
                                                         ---------    ---------
Total expenses ......................................        5,810      112,448
                                                         ---------    ---------

Net income before other income and expenses .........          431      (97,285)

OTHER INCOME AND EXPENSES
   Interest income ..................................            -            -
   Interest expense .................................            -            -
                                                         ---------    ---------
Total other income and expenses .....................            -            -
                                                         ---------    ---------

Net income (loss) ...................................    $     431    $ (97,285)
                                                         =========    =========

   Basic and diluted Net income (loss) per share ....    $     .04    $  (97.29)
   Weighted average number of shares outstanding ....        1,000        1,000

    The accompanying notes are an integral part of these financial statements

                          MEMORY LANE SYNDICATION, INC.

                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

                                                            2008         2007
                                                         ---------    ---------
OPERATING ACTIVITIES
Net loss .............................................   $     431    $ (97,285)
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Impairment loss ...................................           -      101,357
Changes in operating assets and liabilities:
   Decrease (increase) in accounts receivable ........           -        4,806
   Decrease (increase) in inventory ..................           -       24,265
   Increase (decrease) in accounts payable ...........          60      (28,227)
   Increase (decrease) in related party payables .....           -            -

                                                         ---------    ---------
Net cash provided by operating activities ............         491        4,916

INVESTING ACTIVITIES
Net cash used in investing activities ................           -            -
                                                         ---------    ---------

FINANCING ACTIVITIES
Payments on loans payable ............................      (5,846)      (1,343)
                                                         ---------    ---------
Net cash provided by (used in) financing activities ..      (5,846)      (1,343)
                                                         ---------    ---------

Net increase (decrease) in cash ......................      (5,355)       3,573
Cash at beginning of year ............................       6,135        2,562
                                                         ---------    ---------

Cash at end of year ..................................   $     780    $   6,135
                                                         =========    =========

    The accompanying notes are an integral part of these financial statements

                                    MEMORY LANE SYNDICATION, INC.

                                  STATEMENT OF STOCKHOLDERS DEFICIT
                            FOR THE YEAR ENDED DECEMBER 31, 2008 AND 2007
                                       Common Stock        Additional      Retained
                                     Par Value of $.01       Paid in       Earnings
                                     Shares     Amount       Capital       (Deficit)        Total
                                     ------     ------     ----------     -----------     ---------
Balance at December 31, 2006 ...      1,000     $   10     $  872,695     $(1,243,381)    $(370,676)

Net loss for the year end 2007 .          -          -              -         (97,285)      (97,285)

Balance at December 31, 2007 ...      1,000     $   10     $  872,695      (1,340,666)     (467,961)
                                     ------     ------     ----------     -----------     ---------

Net income for the year end 2008          -          -              -             431           431

Balance at December 31, 2008 ...      1,000     $   10     $  872,695     $(1,340,235)    $(467,530)
                                     ======     ======     ==========     ===========     =========

              The accompanying notes are an integral part of these financial statements

                                                F-14

                          MEMORY LANE SYNDICATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

1. BUSINESS

The Company was incorporated on January 14, 2005 in Florida. At that time the Company acquired the ownership of 130 color episodes of the 1970's Howdy Doody television show. Subsequently during 2005 the Company produced a combination of CD/ DVD known as Song from the Neighborhood / The Music of Mr. Rogers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

ACCOUNTING METHOD

The Company's financial statements are prepared using the accrual method of accounting, in accordance with accounting principles generally accepted in the United States of America.

REVENUE RECOGNITION

Revenue is recognized when products are delivered to purchasers. Revenues recognized in 2008 and 2007 related to licensing agreements of the Company's "film library", totaled $8,482 and $23,399. The revenue from the Howdy Doody episodes are recognized in accordance with Statement of Position ("SOP") 00-2, Accounting by Producers or Distributors of Films. The OP specifies that revenue is to be recognized when all of the following conditions are met:

   1. Persuasive evidence of a sale or licensing arrangement with a customer exists.

   2. The film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery.

   3. The license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale.

   4. The arrangement fee is fixed or determinable.

   5. Collection of the arrangement fee is reasonably assured.

When the Company's fee is based on a percentage or share of a customer's revenue from the exploitation of the Howdy Doody episodes, the Company recognizes revenue as the customer exploits the episodes and the Company meets all of the other revenue recognition conditions. In those circumstances the Company receives reports from the customers on a periodic basis and uses those reports as the basis for recording revenue.

                          MEMORY LANE SYNDICATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

AMORTIZATION AND IMPAIRMENT OF FILM LIBRARY

The Company amortizes the License and Agreement asset to the Howdy Doody films using the individual-film-forecast computation method, in accordance with SOP 00-2, which amortizes or accrues (expenses) such costs in the same ratio that current period actual revenue (numerator) bears to estimated remaining unrecognized ultimate revenue as of the beginning of the current fiscal year (denominator). The Company began amortization of the capitalized film library in 2004, when the Company began to recognize revenue from the Howdy Doody tapes. There was no amortization related to the film library years ended December 31, 2008 since the remaining value of the asset was written off as an impairment loss.

During the course of the Company's strategic review of its entertainment properties, specifically its Howdy Doody film library, the Company assessed the recoverability of the carrying value of this asset which resulted in impairment losses of $101,367 for the year ended 2007. This loss reflects the amount by which the carrying value of this asset exceeds the estimated fair value, determined by its estimated future discounted cash flows. The impairment loss is recorded as a component of "Operating expenses" in the Statement of Operations.

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("FAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is not considered to be more likely than not.

The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because it has experienced a net operating loss since inception, and has taken a full valuation allowance against all deferred tax assets.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

                          MEMORY LANE SYNDICATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities, as well as footnote disclosures included in the financial statements and accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements. Estimates that may change significantly in the near term include fair values of financial instruments, and contingencies, if any.

CONCENTRATIONS

The Company maintains its cash in a bank deposit account, which at time may exceed the federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

COMPREHENSIVE LOSS

The Company has no components of other comprehensive loss. Accordingly, net loss equals comprehensive loss for all periods.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. There were no research and development costs for the years ended December 31, 2008 and 2007.

SALES AND MARKETING COSTS

Advertising and promotional costs are expensed in the year incurred. Advertising and promotional expense were $ -0- and $2,827 for the years ended December 31, 2008 and 2007, respectively.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are expensed as incurred. There were no shipping and handling costs for the years ended December 31, 2008 and 2007.

3. RECENT AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

In December 2007, the Financial Accounting Standards Board ("FASB") issued two new statements: (a.) SFAS No. 141(revised 2007), "Business Combinations", and (b.) No. 160, "Noncontrolling Interests in Consolidated Financial Statements". These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its consolidated financial statements.

                          MEMORY LANE SYNDICATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(a.) SFAS No. 141 (R) requires an acquiring entity in a business combination to:
(i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and
(iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent's equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent's ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

In February 2008, the FASB issued Financial Staff Positions ("FSP") FAS 157-2, "Effective Date of FASB Statement No. 157" ("FSP FAS 157-2"), which delays the effective date of SFAS No. 157, "Fair Value Measurement" ("SFAS 157"), for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. FSP FAS 157-2 partially defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. FSP FAS 157-2 is effective for us beginning January 1, 2009. The Company is currently evaluating the potential impact of the adoption of those provisions of SFAS 157, for which the effectiveness was delayed by FSP SFAS 157-2, on the Company's consolidated financial position and results of operations.

In March 2008, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 161, "Disclosures about Derivative Instruments and Hedging Activities", an amendment of FASB Statement No. 133 ("SFAS No. 161"). The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that SFAS No. 161 will have a material impact on its consolidated financial statements.

                          MEMORY LANE SYNDICATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In May 2008, the FASB released SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that presented in conformity with generally accepted accounting principles in the United States of America. SFAS No. 162 will be effective 60 days following the SEC's approval of the PCAOB amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles". The FASB has stated that it does not expect SFAS No. 162 will result in a change in current practice. The Company does not believe the application of SFAS 162 will have a significant impact, if any, on the Company's consolidated financial statements.

May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60" ("SFAS No. 163"). SFAS No. 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS No. 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

In May 2008, the FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years after December 15, 2008, and must be applied on a retrospective basis. Early adoption is not permitted. The Company is assessing the potential impact of this FSP on the convertible debt issuances.

                          MEMORY LANE SYNDICATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, Earnings per Share. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company is assessing the potential impact of this FSP on the earnings per share calculation.

In June 2008, the FASB ratified EITF No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations.

In October 2008, the FASB issued FSP FAS 157-3, "Determining the Fair Value of a Financial Asset in a Market That Is Not Active" (FSP 157-3), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management's internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The Company adopted the provisions of FSP 157-3, which did not impact the Company's financial position or results of operations.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, "Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities" ("FSP FAS 140-4 and FIN 46(R)-8"). FSP FAS 140-4 and FIN 46(R)-8 amends FAS 140 and FIN 46(R) to require additional disclosures regarding transfers of financial assets and interest in variable interest entities. FSP FAS 140-4 and FIN 46(R)-8 is effective for interim or annual reporting periods ending after December 15, 2008. FSP FAS 140-4 and FIN 46(R)-8 did not have any impact on the Company's financial statements.

                          MEMORY LANE SYNDICATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

In January 2009, the FASB issued FSP EITF 99-20-1, "Amendments to the Impairment Guidance of EITF Issue No. 99-20, and EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". FSP EITF 99-20-1 changes the impairment model included within EITF 99-20 to be more consistent with the impairment model of SFAS 115. FSP EITF 99-20-1 achieves this by amending the impairment model in EITF 99-20 to remove its exclusive reliance on "market participant" estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the "market participant" view to a holder's estimate of whether there has been a "probable" adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether an other-than-temporary impairment has occurred. The adoption of FSP EITF 99-20-1, which is effective for annual reporting periods ending after December 15, 2008, did not have a material impact on our consolidated financial statements.

4. GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations.

5. OFFICE SPACE

The Company uses office space within the Parent's leased premises, without specifically delineating a portion of the space to the Company. The Company paid $-0- for the year 2008 and $1,175 for the year 2007.

6. LOAN PAYABLE-RELATED PARTY

The loan payable to related party represents the intercompany balance arising from transactions between Memory Lane Syndication, Inc. and its parent company, as well as other subsidiaries of the parent company, MediaNet Group Technologies, Inc.

In January 2005, the Company was formed and incorporated having as its sole shareholder MediaNet Group Technologies Inc.-"Parent" was incorporated under the laws of the State of Nevada on June 4, 1999, under the name of Clamshell Enterprises, Inc. The Parent changed its name to MediaNet Group Technologies, Inc. on May 22, 2003. The Parent was formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through a merger, exchange of stock, or other similar type of transaction.

On January 14, 2005 the Parent contributed as capital, intellectual properties for: $872,695. Since January 15, 2005 the Parent Company has made advances from time to time. Balances payable to Parent at December 31, 2008 and 2007 were $468,310 and $474,036, respectively.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

         SEC Filing Fee and Printing ..   $ 1,000*
         Transfer Agent ...............         0
         Legal and Accounting .........     4,000
                                          -------
              TOTAL ...................   $ 5,000
                                          -------
         * estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common share

MEMORY LANE SYNDICATION, INC. is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001. As of December 31, 2008, we had issued 5,000,000 common shares.

On March 27, 2009, Martin Berns, our sole officer and director and other shareholders acquired 100% of the issued and outstanding shares of MEMORY LANE SYNDICATION, INC. from MediaNet Group Technologies, Inc. Martin Berns has been and currently the chief executive officer and chairman of the board of directors of MediaNet Group Technologies, Inc. Accordingly, the articles of incorporation were changes April 1, 2009 whereby Martin Berns was issued 3,800,000 shares and other stockholders were issued 1,200,000 shares effective on the date of acquisition March 27, 2009. As of June 15, 2009, MEMORY LANE SYNDICATION, INC. had issued outstanding shares of 5,000,000 as follows:

      3,800,000 shares were issued to Martin Berns (our sole officer and director) in reliance upon exemption contained in Section 4(2) of the of 1933 and the shares issued bare a restrictive legend.

      1,200,000 shares were issued to forty-three (43) shareholders. These shares were issued in reliance upon exemption contained in Section 4(2) of the of 1933 and the shares issued bare a restrictive legend.

      No such issuance of the 5,000,000 shares involved the use of the underwriter, no advertising or public solicitation was involved, the securities bare restrictive legend and no commissions were paid in connection with the issuance of any of the securities.

MEMORY LANE SYNDICATION, INC. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------

3.1           Articles of Incorporation of MEMORY LANE SYNDICATION, INC.*

3.2 Articles of Amendment to Articles of Incorporation of MEMORY LANE SYNDICATION, INC.*

3.3           By-laws of Gift MEMORY LANE SYNDICATION, INC.*

4.1           Specimen Stock Certificate of MEMORY LANE SYNDICATION, INC.*

5.1           Opinion of Legal Council - to be filed by amendment

10.1          Agreement with MediaNet Group Technologies, Inc.*

10.2          Agreement with Venture Capital Clinic, Corp.*

14.1          Code of Ethics*

23.1          Consent of Accountants*

99.1          Subscription Letter*

99.2          List of 130 episodes of the "Howdy Doody" television show.*

* Filed herewith.

(b) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1

Articles of Incorporation of MEMORY LANE SYNDICATION, INC. dated January 14,
2005

EXHIBIT 3.2

Articles of Amendment to Articles of Incorporation of MEMORY LANE SYNDICATION, INC. dated April 2, 2009

EXHIBIT 3.3

By-laws of MEMORY LANE SYNDICATION, INC. dated January 14, 2005.

EXHIBIT 4.1

Specimen Stock Certificate of MEMORY LANE SYNDICATION, INC.

EXHIBIT 5.1

Opinion of Legal Council - to be filed by amendment.

EXHIBIT 10.1

Agreement with MediaNet Group Technologies, Inc. dated March 27, 2009 and Martin Berns.

EXHIBIT 10.2

Agreement with Venture Capital Clinic, Corp. dated June 15, 2009 to provide consulting services.

EXHIBIT 14.1

Code of Ethics

EXHIBIT 23.1

Consent of Accountants, regarding the use in this Registration Statement of their auditors' report on the financial statements of MEMORY LANE SYNDICATION, INC. for the period ending December 31, 2008 and 2007.

EXHIBIT 23.2

Consent of Legal Council (included in Exhibit 5.1) - to be filed by amendment.

EXHIBIT 99.1

Subscription letter to be used for common shares of this offering.

EXHIBIT 99.2

List of 130 episodes of the "Howdy Doody" television show.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

      (4) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Margate, Florida, on this 24th day of July 2009.


MEMORY LANE SYNDICATION, INC.

/s/ MARTIN BERNS
----------------
    MARTIN BERNS
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ MARTIN BERNS                          July 24, 2009
----------------
    MARTIN BERNS
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer